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                      FORM OF NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                              SUBSCRIPTION WARRANTS
                                    ISSUED BY
                               WFS FINANCIAL INC

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated January 22, 2002 (the "Prospectus") of WFS Financial Inc, a California corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to Mellon Investor Services LLC at or prior to 5:00 p.m. New York City time on March 5, 2002, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to Mellon Investor Services LLC, and must be received by Mellon Investor Services LLC on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Exercise of Rights" in the Prospectus.

          Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $19.74 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by Mellon Investor Services LLC in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

                           The Subscription Agent is:
                          Mellon Investor Services LLC

            By Mail:                       Facsimile Transmission                        By Hand:
                                        (eligible institutions only):

Mellon Investor Services LLC                                                    Mellon Investor Services LLC
       Post Office Box 3301                    (201) 296-4293                      120 Broadway, 13th Floor
  South Hackensack, NJ 07606                                                            New York, NY 10271
Attn: Reorganization Department                                                 Attn: Reorganization Department

                     To confirm receipt of facsimile only:

                                 (201) 296-4860

                            If by Overnight Courier:

                          Mellon Investor Services LLC
                      85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

GENTLEMEN:

          The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing ____________ Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for one share of Common Stock per Rights represented by such Subscription Warrant and (ii) the Oversubscription Right relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Instructions as to Use of WFS Financial Inc Subscription Warrants) are available, for an aggregate of up to __________ Excess Shares. The undersigned understands that payment of the Subscription Price of $19.74 per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Right and Oversubscription Right must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

          [ ] is being delivered to Mellon Investor Services LLC herewith

          or

          [ ] has been delivered separately to the Mellon Investor Services LLC;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

          [ ] wire transfer of funds

          --name of transferor institution _____________________________________

          --date of transfer ___________________________________________________

          --confirmation number (if available) _________________________________

          [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that

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such payment clears by such date.)

          [ ] certified check

          [ ] bank draft (cashier's check)

          [ ] U.S. postal money order

          --name of maker ______________________________________________________

          --date of check, draft or money order number _________________________

          --bank on which check is drawn or issuer of money order ______________

Signature(s) ___________________________________________________________________

Name(s) ________________________________________________________________________

________________________________________________________________________________
                             (Please Type or Print)

________________________________________________________________________________

Address(es) ____________________________________________________________________
                                                                     (Zip Code)
Area Code and Tel. No(s). ______________________________________________________

Subscription Warrant No(s). (if available) _____________________________________

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________________________________________________________________________________

                              GUARANTY OF DELIVERY
          (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Mellon Investor Services LLC, guarantees that the undersigned will deliver to Mellon Investor Services LLC the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three NASDAQ National Market trading days after the date hereof.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                    (Address)

________________________________________________________________________________
                        (Area Code and Telephone Number)

Dated: ___________________________________________________________________, 2002

________________________________________________________________________________
                                 (Name of Firm)

________________________________________________________________________________
                             (Authorized Signature)

          The institution which completes this form must communicate the guarantee to Mellon Investor Services LLC and must deliver the Subscription Warrant(s) to Mellon Investor Services LLC within the time period shown herein. Failure to do so could result in a financial loss to such institution.